                                                                     EXHIBIT 21

                      SUBSIDIARIES OF IVAX CORPORATION(1)

                                                                                       JURISDICTION OF
         NAME OF SUBSIDIARY                                                             ORGANIZATION
         ------------------                                                          ------------------
         DOMESTIC

                  Baker Norton Pharmaceuticals, Inc.                                    Florida
                  Baker Norton U.S., Inc.                                               Florida
                  Cummins Properties, Inc.                                              Florida
                  D & N Holding Company                                                 Delaware
                  Diamedix Corporation                                                  Florida
                  DVM Pharmaceuticals, Inc.                                             Florida
                  Goldcaps, Inc.                                                        Florida
                  Goldline Laboratories, Inc.                                           Florida
                  Goldline Properties Florida, Inc.                                     Florida
                  Immunovision, Inc.                                                    Florida
                  Ivax D Sub, LLC                                                       Delaware
                  IVAX Diagnostics, Inc.                                                Florida
                  IVAX Specialty Chemicals Sub, LLC                                     Delaware
                  IVX BioScience, Inc.                                                  Florida
                  IVX Oncology, Inc.                                                    Florida
                  N Holding Company                                                     Delaware
                  Pet Technology Corp.                                                  Florida
                  Pralex Corporation                                                    Delaware
                  XAVI Corporation                                                      Florida
                  Zenith Goldline Dermatologicals, Inc.                                 Florida
                  Zenith Goldline Golden Glades, Inc.                                   Florida
                  Zenith Goldline Pharmaceuticals, Inc.                                 Florida
                  Zenith Laboratories, Inc.                                             Florida
                  Zenith Laboratories Caribe, Inc.                                      Delaware
                  Zenith Parenterals, Inc.                                              New Jersey



                        SUBSIDIARIES OF IVAX CORPORATION
                                  (Continued)


                                                                                       JURISDICTION OF
         NAME OF SUBSIDIARY                                                             ORGANIZATION
         ------------------                                                          ------------------
         INTERNATIONAL

                  Alet Laboratorios S.A.E.C.I. y E.                                     Argentina
                  Baker Cummins Inc.                                                    Canada
                  Baker Norton Asia, Ltd.                                               Hong Kong
                  Becpharm Limited                                                      England
                  Beijing JiAi Pharmaceuticals Limited Liability Company(2)             China
                  Delta Biologicals S.r.l.                                              Italy
                  Elvetium S.A.                                                         Argentina
                  Elvetium S.A.                                                         Uruguay
                  Elvetium Peru S.A.                                                    Peru
                  Galena a.s.(3)                                                        Czech Republic
                  IVAX Industries Canada, Inc.                                          Canada
                  IVAX Industries UK, Ltd.                                              England
                  IVAX International, B.V.                                              Netherlands
                  Kunming Baker Norton Pharmaceutical Co. Ltd.(2)                       China
                  Norton Gelkaps Gelatine Kapsel Produktion GmbH                        Germany
                  Norton Healthcare Limited                                             England
                  Norton Healthcare (Holdings) Limited                                  England
                  Norton Healthcare (1998) Limited                                      England
                  Norton (Waterford) Limited                                            Ireland
                  Norton Poland Sp. z. o. o.                                            Poland
                  Pharmatop Limited                                                     England



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         (1) As of March 19, 1999. All subsidiaries are wholly-owned (directly or indirectly) unless otherwise indicated.
         (2)      Owned 50% by the Company.
         (3)      Owned 74% by the Company.